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                                                                   EXHIBIT 99.1

              Xyvision, Inc. Completes Sale of Its Contex Division



READING, MA - September 18, 1998 - Xyvision, Inc. announced today that it has completed the sale of substantially all of the assets, inventory, equipment and accounts receivables of its Contex Division to Barco, Inc. Terms of the transaction were not immediately available. In anticipation of this transaction, Xyvision began making appropriate financial adjustments in the prior two quarters.

Substantially, all other adjustments related to Contex operations will be recognized in the current quarter, ending September 30, 1998.

Xyvision provides information management and document production solutions that leverage the value of an organization's information assets and automate the production of paper and digital documents. These systems are used by some of the world's most distinguished corporations, publishers, and publishing service providers including AAA, American Medical Association, The Boeing Company, Gulfstream Aerospace, Europages (France), Hearst Motor Publications, IBM Corporation, Lucent Technologies, Maruboshi (U.S. and Japan), Pratt & Whitney Canada, Raytheon Service Company, RTIS, SwissAir, Wolters Kluwer, Underwriter's Laboratories, and the United Space Alliance.

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